UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2023

SKYX PLATFORMS CORP.

(Exact name of Registrant as Specified in its Charter)

Florida (State or other jurisdiction of incorporation)	001-41276 (Commission File Number)	46-3645414 (IRS Employer Identification No.)

2855 W. McNab Road

Pompano Beach, Florida 33069

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (855) 759-7584

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	SKYX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 13, 2023, SKYX Platforms Corp. (the “Company”) announced that on September 12, 2023, its Board of Directors (the “Board”) appointed Leonard J. Sokolow as Co-Chief Executive Officer of the Company, effective immediately. Mr. Sokolow will also continue his service on the Board.

Mr. Sokolow, 66, has served as a director of the Company since November 2015. Mr. Sokolow served as Chief Executive Officer and President of Newbridge Financial, Inc. since January 2015 to September 2023. Mr. Sokolow served as Chairman of its broker-dealer subsidiary, Newbridge Securities Corporation, from January 2015 through July 2022. From July 2022 to September 2023, Mr. Sokolow was Chief Executive Officer of Newbridge Securities Corporation, as well as Chief Executive Officer of Newbridge Financial, Inc.’s registered investment adviser subsidiary, Newbridge Financial Services Group, Inc. Mr. Sokolow previously served in a variety of roles at vFinance, Inc., a publicly traded financial services company, including as Chairman of the board of directors from January 2007, a member of the board of directors from November 1997 and Chief Executive Officer from November 1999 through July 2008, when it merged into National Holdings Corporation, a publicly traded financial services company. Mr. Sokolow also served as President of vFinance, Inc. from January 2001 through December 2006. From July 2008 until July 2012, Mr. Sokolow was President of National Holdings Corporation, and from July 2008 until July 2014, he was Vice Chairman of the board of directors of National Holdings Corporation. From July 2012 until December 2014, Mr. Sokolow was a consultant and partner at Caribou LLC, a strategic advisory services firm. Mr. Sokolow was Founder, Chairman and Chief Executive Officer of the Americas Growth Fund Inc., a closed-end management investment company, from 1994 to 1998. From 1988 until 1993, Mr. Sokolow was an Executive Vice President and the General Counsel of Applica Inc., a publicly traded consumer appliance manufacturing, marketing and distribution company. From 1982 until 1988, Mr. Sokolow practiced corporate, securities and tax law and was one of the founding attorneys and a partner of an international boutique law firm. From 1980 until 1982, he worked as a Certified Public Accountant for Ernst & Young and KPMG Peat Marwick.

Mr. Sokolow has served on the board of directors of Consolidated Water Co. Ltd. (Nasdaq: CWCO), a developer and operator of advanced water supply and treatment plants and water distribution systems, since June 2006, where he currently serves as Chairman of the Audit Committee and as a member of the Nominations and Corporate Governance Committee. In addition, Mr. Sokolow has served on the board of directors of Vivos Therapeutics, Inc. (Nasdaq: VVOS), a medical technology company focused on developing and commercializing innovative treatments for adult patients suffering from sleep-disordered breathing, since June 2020, where he currently serves as Chair of the Audit Committee and as a member of the Nominating and Corporate Governance Committee, and on the board of directors of Agrify Corporation (Nasdaq: AGFY), a developer of precision hardware and software grow solutions for the indoor agriculture marketplace, as well as providing associated consulting, engineering, and construction services, since December 2021, where he currently serves as a member of the Audit Committee and the Compensation Committee. Mr. Sokolow previously served on the board of directors of, and as Chairman of the Audit Committee for, Marquee Energy Ltd. (formerly Alberta Oilsands Inc.) (then TSXV: MQX), an energy company. Mr. Sokolow has a history of executive leadership in developing and operating businesses, and extensive experience in strategic planning, mergers and acquisitions, securities, and the financial industry.

The Company and Mr. Sokolow entered into an employment agreement, effective as of September 12, 2023 (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Sokolow will receive a base salary of $160,000 per year, subject to annual review and adjustment by the Compensation Committee of the Board (the “Compensation Committee”), and a minimum bonus every six months during the term of the Employment Agreement equal to $40,000 in cash or stock, as elected by Mr. Sokolow. In addition, Mr. Sokolow will be eligible to receive a performance-based bonus, payable in equity and/or cash, subject to the achievement of performance metrics and other criteria as determined by the Executive Chairman and approved by the Compensation Committee. Subject to the Compensation Committee’s approval, the Company and Mr. Sokolow may agree on an annual bonus structure (in addition to the minimum bonus described above) based on performance metrics and other criteria, and such bonus payments could be a combination of stock, stock options, and cash.

In addition, the Compensation Committee granted to Mr. Sokolow 450,000 restricted stock units (“RSUs”) and stock options to purchase up to 450,000 shares of the Company’s common stock that vest over a term of 3.5 years, pursuant to the terms and conditions of the Company’s 2021 Stock Incentive Plan and applicable equity award agreements, forms of which have been previously filed with the Securities and Exchange Commission. Each RSU represents a contingent right to receive one share of the Company’s common stock. 120,000 RSUs and stock options to purchase up to 120,000 shares vested immediately on the grant date, the next six installments of 50,000 shares each vest every six months, beginning six months from September 12, 2023, and the final installment of 30,000 RSUs and 30,000 stock options vest 42 months from September 12, 2023, in each case subject to continuous employment through the applicable vesting date. The expiration date for any unexercised stock options will be no later than five years following the grant date.

Mr. Sokolow is also entitled to receive expense reimbursement for reasonable expenses, approved in writing by the Company, incurred in the performance of his duties. He is entitled up to four weeks of vacation per year and to participate in the Company’s benefit programs for executive employees. The Employment Agreement also contains non-competition and non-solicitation covenants and provides for severance under certain circumstances as described in the Employment Agreement.

In the event the Company terminates Mr. Sokolow’s employment for any reason other than for Disability or Cause (as such terms are defined in the Employment Agreement), the Company gives notice of nonrenewal of the Employment Agreement, or if Mr. Sokolow terminates his employment for Good Reason (as defined in the Employment Agreement), the Company will provide the following benefits: (i) severance pay equal to six months of his ending annual base salary, minus withholdings, (ii) a gross amount equal to six months of the cost of Mr. Sokolow’s monthly health insurance premium for him and his eligible dependents (if any) conditioned on Mr. Sokolow electing to continue health insurance coverage through COBRA, and (iii) the portions of Mr. Sokolow’s RSU and stock option awards that are due to vest during six months following his termination date will vest on their respective vesting dates.

The Employment Agreement has a three-year term, with automatic renewal annually following the initial three-year term for an additional one year unless terminated by either party by providing at least 30-days’ written notice prior to the end of the then term.

The description of the Employment Agreement contained herein does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

There are no arrangements or understandings between Mr. Sokolow and any other person pursuant to which he was selected for his position. In addition, there are no family relationships between Mr. Sokolow and any directors or executive officers of the Company. The transactions that are required to be reported under Item 404(a) of Regulation S-K between Mr. Sokolow and the Company are described in the Company’s proxy statement for its 2023 annual meeting of stockholders, which description is incorporated herein by reference, and the Company’s subsequent filings with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description
10.1*	Executive Employment Agreement, dated September 12, 2023, by and between SKYX Platforms Corp. and Leonard J. Sokolow.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYX PLATFORMS CORP.

Date: September 13, 2023	By:	/s/ John P. Campi
	Name:	John P. Campi
	Title:	Co-Chief Executive Officer